Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ENERGY FOCUS, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JULY, A.D. 2015, AT 1:24 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4186108 8100

151090758

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 2587324

DATE: 07-24-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:40 PM 07/24/2015
FILED 01:24 PM 07/24/2015
SRV 151090758 - 4186108 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ENERGY FOCUS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

Energy Focus, Inc. (hereinafter called the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Company pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth an amendment to the Certificate of Incorporation of the Company and declaring said amendment to be advisable. The stockholders of the Company duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED, that the second paragraph of section (A) of Article FOURTH of the Certificate of Incorporation of the Company, as amended, be and hereby is deleted in its entirety and the paragraph is inserted in lieu thereof:

> *"The total number of shares which the Corporation is authorized to issue is Thirty-Two Million (32,000,000) shares, each with a par value of $0.0001 per share. Thirty Million (30,000,000) shares shall be Common Stock and Two Million (2,000,000) shares shall be Preferred Stock."*

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its Chief Executive Officer this 24 day of July, 2015.

ENERGY FOCUS, INC.

By: ______________________
James Tu
Executive Chairman and Chief Executive Officer